EXHIBIT 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference Registration Statement on Form S-8 of the reference to Netherland, Sewell & Associates, Inc. in the Annual Report on From 10-K for the year ended December 31, 2006 of Endeavour International Corporation and its subsidiaries, filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons

By:
Danny D. Simmons, P.E.
Executive Vice President
Houston, Texas
June 14, 2007